Exhibit 99.1

PRESS RELEASE

Boingo Wireless Reports Record Fourth Quarter and Full Year 2015 Financial Results

•     Record annual revenue of $139.6 million increased 17.0% year-over-year

•     FY 2015 Adjusted EBITDA of $29.6 million increased 46.0% year-over-year

•     Generated $9.0 million of positive free cash flow during the fourth quarter of 2015

•     Amended credit facility to provide an additional $23.25 million in capital

LOS ANGELES — February 25, 2016 — Boingo Wireless (NASDAQ: WIFI), the leading distributed antenna system (DAS) and Wi-Fi provider that serves consumers, carriers and advertisers worldwide, today announced the company’s financial results for the fourth quarter and full year ended December 31, 2015.

Fourth Quarter 2015 Financial Highlights

•                  Revenue of $38.8 million increased 15.3% compared to $33.6 million in the fourth quarter of 2014. Growth was led by strength in military; wholesale Wi-Fi, including carrier offload; and DAS revenue.

•                  Military revenue of $6.9 million increased 182.1% compared to $2.4 million in the fourth quarter of 2014.

•                  Wholesale—Wi-Fi revenue of $6.8 million increased 82.9% compared to $3.7 million in the fourth quarter of 2014.

•                  DAS revenue of $11.6 million increased 9.3% compared to $10.6 million in the fourth quarter of 2014. DAS revenue for the quarter was comprised of $6.8 million of build-out project revenue and $4.8 million of access fee revenue.

•                  Net loss attributable to common stockholders was $3.7 million, or $0.10 per diluted share, compared to a net loss of $6.5 million, or $0.18 per diluted share, in the fourth quarter of 2014.

•                  Adjusted EBITDA of $11.0 million increased 136.3% compared to $4.6 million in the fourth quarter of 2014. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA.”

Full Year 2015 Financial Highlights

•                  Revenue of $139.6 million increased 17.0% compared to $119.3 million in 2014. Growth was led by strength in military; wholesale Wi-Fi, including carrier offload; and DAS revenue.

•                  Military revenue of $19.9 million increased 343.6% compared to $4.5 million in 2014.

•                  Wholesale—Wi-Fi revenue of $21.9 million increased 44.1% compared to $15.2 million in 2014.

•                  DAS revenue of $46.5 million increased 21.4% compared to $38.3 million in 2014. DAS revenue for 2015 was comprised of $29.0 million of build-out project revenue and $17.5 million of access fee revenue.

•                  Net loss attributable to common stockholders was $22.3 million, or $0.60 per diluted share, compared to a net loss of $19.5 million, or $0.55 per diluted share, in 2014.

•                  Adjusted EBITDA of $29.6 million increased 46.0% compared to $20.3 million for 2014.

Business Highlights

•                  Generated $9.0 million of positive free cash flow during the fourth quarter of 2015 versus consuming $13.4 million of free cash flow during fourth quarter of 2014. Free cash flow, which is a non-GAAP financial measure, is defined below and is reconciled to net cash provided by operating activities, the most comparable measure under GAAP, in the schedule entitled, “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows.”

•                  Amended existing credit agreement to increase the size of the revolving credit facility to almost $70.0 million, providing an additional $23.25 million of available capital. The company believes its existing cash and cash equivalents balance and cash flows from operations combined with its credit facility are sufficient to meet its anticipated capital needs and as a result, has withdrawn the shelf registration it previously filed with the SEC in September 2015.

•                  Signed 20 DAS carrier contracts during the quarter, bringing the year-to-date total as of December 31, 2015 to 57 contracts and representing the largest year for DAS carrier sales in the company’s history.

•                  High-speed Wi-Fi and IPTV now covers 244,000 beds on 49 U.S. military bases.

•                  Boingo was named “Best Wi-Fi Network Operator” for the sixth time by Global Traveler Magazine and “Best Wi-Fi Service for Vertical Markets” (Military) at the Wireless Broadband Alliance (WBA) 2015 Wi-Fi Industry Awards.

Management Commentary

“2015 was Boingo’s best year ever characterized by record annual revenue of $139.6 million and adjusted EBITDA of $29.6 million, which both posted double-digit year-over-year growth and reached the high end of our guidance range,” said David Hagan, Chief Executive Officer of Boingo Wireless. “We are continuing to execute against all of our strategic growth initiatives in DAS, military and carrier offload. Construction on the U.S. military bases continues and we added 66,000 beds during the quarter bringing our total to 244,000 beds on 49 U.S. Army, Air Force and Marine Corps bases.”

Mr. Hagan concluded, “Over the past three years, we have grown the number of venues in which we have DAS networks live by 63% and we have grown our overall DAS nodes by 73%. Today, we believe we are the largest operator of indoor DAS networks in the U.S. Additionally, 2015 was our biggest year ever for DAS in which we booked in excess of $150 million in carrier contracts. We believe we are incredibly well positioned to continue to grow in this high growth, wireless infrastructure market by securing rights at strategic venue locations and building and operating small cell wireless networks.”

Business Outlook

Boingo Wireless is initiating guidance for the first quarter ending March 31, 2016 and for the full year ending December 31, 2016, as follows:

First Quarter 2016

•                  Revenue is expected to be in the range of $32.0 million to $35.0 million.

•                  Adjusted EBITDA is expected to be in the range of $3.0 million to $5.0 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $11.5 million to $9.5 million, or a net loss of $0.31 to $0.25 per diluted share.

Full Year 2016

•                  Revenue is expected to be in the range of $158.0 million to $164.0 million.

•                  Adjusted EBITDA is expected to be in the range of $38.5 million to $42.5 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $30.0 million to $26.0 million, or a net loss of $0.79 to $0.68 per diluted share.

Conference Call Information

Members of Boingo Wireless’ management will host a conference call to discuss its fourth quarter and full year 2015 financial results beginning at 4:30 p.m. ET (1:30 p.m. PT), today, February 25, 2016. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-0789 and enter the passcode: 13628746 ten minutes prior to the scheduled start time. International callers should dial +1 (201) 689-8562 and enter the same passcode. The conference call will be broadcast live over the Internet in the Investor Relations section of the company’s website at http://investors.boingo.com. In addition, a supplement reflecting the company’s key business metrics will be made available in the Investor Relations section of the company’s website. The supplement and webcast will be archived online upon completion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA and free cash flows as supplemental measures of its performance.

The company defines Adjusted EBITDA as net loss attributable to common stockholders plus depreciation and amortization of property and equipment, income tax expense, amortization of intangible assets, stock-based compensation expense, non-controlling interests and interest and other expense (income), net. Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

The company defines free cash flows as cash flows provided by operating activities, less purchases of property and equipment, net. Boingo Wireless believes that free cash flows provides investors with additional useful information to measure operating liquidity because it reflects the amount of cash generated by the company’s operations after the purchases of property and equipment, that can be used for strategic opportunities. Free cash flows should not be considered as an alternative financial measure to net cash provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

Preliminary Nature of Reported Results

The fourth quarter and full year 2015 financial results reported in this press release are preliminary and unaudited. The company expects to announce final results in March 2016 when it files its Annual Report on Form 10-K for the year ended December 31, 2015. Final results could differ from the preliminary results reported in this press release. The company assumes no obligation and does not intend to update these preliminary results prior to filing its Annual Report on Form 10-K for the year ended December 31, 2015. The company and its external auditors are also in the process of evaluating the effectiveness of the company’s internal control over financial reporting as of December 31, 2015.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Boingo’s vast footprint of small cell networks covers more than a million DAS and Wi-Fi locations and reaches more than 1 billion consumers annually — in places as varied as airports, stadiums, arenas, universities, and military bases. For more information about the Boingo story, visit www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans and future guidance. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2014 filed with the SEC on March 16, 2015, Form 10-Q for the quarter ended March 31, 2015 filed with the SEC on May 11, 2015, Form 10-Q for the quarter ended June 30, 2015 filed with the SEC on August 10, 2015, and  Form 10-Q for the quarter ended September 30, 2015 filed with the SEC on November 9, 2015, which the Company incorporates by reference into this press release. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo. are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenue	$38,771	$33,627	$139,626	$119,297
Costs and operating expenses:
Network access	15,837	18,181	62,988	59,411
Network operations	9,377	7,613	33,537	25,475
Development and technology	5,169	4,074	19,147	14,879
Selling and marketing	5,663	4,753	19,653	16,382
General and administrative	5,362	4,116	22,356	17,460
Amortization of intangible assets	867	904	3,576	3,716
Total costs and operating expenses	42,275	39,641	161,257	137,323
Loss from operations	(3,504)	(6,014)	(21,631)	(18,026)
Interest and other (expense) income, net	(16)	(53)	(66)	(41)
Loss before income taxes	(3,520)	(6,067)	(21,697)	(18,067)
Income tax expense	80	322	481	700
Net loss	(3,600)	(6,389)	(22,178)	(18,767)
Net income attributable to non-controlling interests	54	135	114	754
Net loss attributable to common stockholders	$(3,654)	$(6,524)	$(22,292)	$(19,521)
Net loss per share attributable to common stockholders:
Basic	$(0.10)	$(0.18)	$(0.60)	$(0.55)
Diluted	$(0.10)	$(0.18)	$(0.60)	$(0.55)
Weighted average shares used in computing net loss per share attributable to common stockholders:
Basic	37,228	36,148	36,849	35,753
Diluted	37,228	36,148	36,849	35,753

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$14,718	$8,849
Marketable securities	—	1,614
Accounts receivable, net	43,552	27,917
Prepaid expenses and other current assets	3,876	3,916
Total current assets	62,146	42,296
Property and equipment, net	214,500	111,772
Goodwill	42,403	42,403
Intangible assets, net	16,055	19,676
Other assets	5,908	2,468
Total assets	$341,012	$218,615
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$29,376	$4,004
Accrued expenses and other liabilities	36,328	26,109
Deferred revenue	25,759	25,488
Current portion of long-term debt	875	875
Current portion of capital leases	1,610	309
Total current liabilities	93,948	56,785
Deferred revenue, net of current portion	106,825	27,267
Long-term debt	16,750	2,625
Long-term portion of capital leases	2,217	381
Deferred tax liabilities(1)	2,965	2,645
Other liabilities	6,272	1,482
Total liabilities	228,977	91,185
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 37,325 and 36,267 shares issued and outstanding for 2015 and 2014, respectively	4	4
Additional paid-in capital	197,612	189,725
Accumulated deficit	(85,176)	(62,884)
Accumulated other comprehensive loss	(1,160)	(443)
Total common stockholders’ equity	111,280	126,402
Non-controlling interests	755	1,028
Total stockholders’ equity	112,035	127,430
Total liabilities and stockholders’ equity	$341,012	$218,615

(1)                                 We early adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2015-17, Balance Sheet Classification of Deferred Taxes, on a retrospective basis as of December 31, 2015. ASU 2015-17 requires that all deferred tax assets and liabilities, along with any related valuation allowance, for each tax-paying jurisdiction within each tax-paying component be classified as noncurrent on the balance sheet. As a result, we reclassified $787 from current deferred tax assets to noncurrent deferred tax liabilities as of December 31, 2014 as the deferred tax assets and liabilities were related to the same tax-paying jurisdiction.

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net loss attributable to common stockholders	$(3,654)	$(6,524)	$(22,292)	$(19,521)
Depreciation and amortization of property and equipment	10,394	7,796	38,293	27,446
Income tax expense	80	322	481	700
Stock-based compensation expense	3,208	1,954	9,398	7,164
Amortization of intangible assets	867	904	3,576	3,716
Non-controlling interests	54	135	114	754
Interest and other expense (income), net	16	53	66	41
Adjusted EBITDA	$10,965	$4,640	$29,636	$20,300

Boingo Wireless, Inc.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net cash provided by operating activities	$48,725	$2,569	$98,575	$21,207
Purchases of property and equipment, net	(39,687)	(15,924)	(103,116)	(70,945)
Free cash flows	$9,038	$(13,355)	$(4,541)	$(49,738)

Boingo Wireless, Inc.

Revenue Summary

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenue:
DAS	$11,592	$10,603	$46,455	$38,259
Retail	7,155	9,471	31,763	40,336
Wholesale—Wi-Fi	6,827	3,732	21,923	15,209
Military	6,895	2,443	19,898	4,486
Advertising and other	6,302	7,378	19,587	21,007
Total revenue	$38,771	$33,627	$139,626	$119,297

Boingo Wireless, Inc.

Key Business Metrics

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Key business metrics:
Subscribers—retail(1)	204	254	204	254
Subscribers—military(1)	57	20	57	20
Connects(2)	28,919	21,719	105,335	81,413
DAS nodes(3)	10.9	8.4	10.9	8.4
DAS nodes in backlog(4)	4.9	4.6	4.9	4.6

(1)                                 This metric represents the number of paying customers who are on a month-to-month subscription plan at a given period end.

(2)                                 This metric shows how often individuals connect to our global Wi-Fi network in a given period. The connects include retail and wholesale customers in both customer pay locations and customer free locations where we are a paid service provider or receive revenue sponsorship or promotion fees. We count each connect as a single connect regardless of how many times that individual accesses the network at a given venue during their 24 hour period. This measure is an indicator of paid activity throughout our network.

(3)                                 This metric represents the number of active DAS nodes as of the end of the period. A DAS node is a single communications endpoint, typically an antenna, which transmits or receives radio frequency signals wirelessly. This measure is an indicator of the reach of our DAS network.

(4)                                 This metric represents the number of DAS nodes under contract but not yet active as of the end of the period.

CONTACTS:

PRESS:

Lauren de la Fuente

Vice President, Marketing + Communications

ldelafuente@boingo.com

(310) 405-8517

INVESTORS:

Kimberly Orlando

Addo Communications

kimberlyo@addocommunications.com

(310) 829-5400